Exhibit 99.2

Gamida Cell Announces Pricing of $23 Million Public Offering of Securities

BOSTON, Mass., April 19, 2023 – Gamida Cell Ltd. (Nasdaq: GMDA), a cell therapy pioneer working to turn cells into powerful therapeutics, today announced the pricing of an underwritten public offering of 17,500,000 ordinary shares and accompanying warrants to purchase 17,500,000 ordinary shares at a public offering price of $1.30 per ordinary share and accompanying warrant, for gross proceeds of approximately $22.8 million, before deducting underwriting discounts and commissions and estimated offering expenses. The warrants have an exercise price of $1.35 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance.  In addition, Gamida Cell has granted the underwriters a 30-day option to purchase up to an additional 2,625,000 ordinary shares and/or warrants on the same terms. The offering is expected to close on or about April 21, 2023, subject to satisfaction of customary closing conditions.

Gamida Cell intends to use the net proceeds from this offering, together with its existing cash and cash equivalents and trading financial assets, to fund: (i) commercialization activities to support the launch of Omisirge®; (ii) the continued clinical development of GDA-201; and (iii) general corporate purposes, including general and administrative expenses and working capital.

Piper Sandler & Co. is acting as sole manager for this offering.

A registration statement on Form S-3 (File No. 333-259472) relating to the securities has been filed with the Securities and Exchange Commission and declared effective on April 1, 2022. This offering will be made only by means of a prospectus supplement. A preliminary prospectus supplement relating to the offering was filed with the SEC on April 19, 2023 and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to this offering may be obtained, when available, from: Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@psc.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gamida Cell

Gamida Cell is a cell therapy pioneer working to turn cells into powerful therapeutics. The company’s proprietary nicotinamide (NAM) technology leverages the properties of NAM to enhance and expand cells, creating allogeneic cell therapy products and candidates that are potentially curative for patients with hematologic malignancies. These include Omisirge®, an FDA-approved nicotinamide modified allogeneic hematopoietic progenitor cell therapy, and GDA-201, an intrinsic NK cell therapy candidate being investigated for the treatment of hematologic malignancies.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to the use of proceeds and timing and consummation of the closing of the offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those that are described in the Risk Factors sections of the preliminary prospectus supplement for such offering filed with the SEC on April 19, 2023, and the documents incorporated by reference therein, including without limitation the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, the accompanying prospectus and other filings that Gamida Cell makes with the SEC from time to time (which are available at http://www.sec.gov), any of which could cause the events and circumstances discussed in such forward-looking statements to not occur on the terms described or at all. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Gamida Cell undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law.

Investor and Media Contact:

Dan Boyle

Orangefiery

dan@orangefiery.com

1-818-209-1692